EXHIBIT 10.1

                               FIRST AMENDMENT TO
                           THE LIGAND PHARMACEUTICALS
                     NONQUALIFIED DEFERRED COMPENSATION PLAN

        THIS FIRST AMENDMENT TO THE LIGAND PHARMACEUTICALS NONQUALIFIED DEFERRED COMPENSATION PLAN (this "AMENDMENT"), effective as of July 5, 2005, is made and adopted by LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation (the "COMPANY"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan (as defined below).

                                    RECITALS

         WHEREAS, the Company maintains the Ligand Pharmaceuticals Nonqualified Deferred Compensation Plan (the "PLAN").

         WHEREAS, pursuant to Section 11.10 of the Plan, the Plan may be amended by the Company.

         WHEREAS, the Company, by action of the Compensation Committee of the Board of Directors, desires to amend the Plan as set forth below.

         NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan as follows:

         1. A new Section 6.7 is hereby added to the Plan as follows:

                  6.7 TERMINATION DISTRIBUTIONS. Notwithstanding anything to the contrary contained in the Plan or the Trust, each Participant serving as the Employer's Chief Executive Officer or Executive Vice President on July 5, 2005 (each, an "ELIGIBLE PARTICIPANT") may make a one-time election to terminate his or her participation in the Plan, cancel his or her existing Deferral Elections and to receive a distribution of all amounts credited to his or her Account(s) during 2005 (an "EARLY TERMINATION ELECTION"). An Early Termination Elections must be made with respect to all amounts credited to an Eligible Participant's Account(s); partial Early Termination Elections will not be permitted. An Eligible Participant must deliver a written Early Termination Election to the Administrator no later than December 1, 2005. All amounts credited to an Eligible Participant's Account(s) will be distributed in a lump sum as soon as administratively feasible following the Administrator's receipt of the Eligible Participant's Early Termination Election, but in no event later than December 31, 2005 (an "EARLY TERMINATION DISTRIBUTION"). An Eligible Participant who makes an Early Termination Election under this section shall cease his or her participation in the Plan and all of such Eligible Participant's existing Deferral Elections shall be cancelled as of the date such Eligible Participant receives his or her Early Termination Distribution. An Eligible Participant who makes an Early Termination Election under this section shall not be permitted to make Deferrals with respect to any Compensation payable to such Eligible Participant during the remainder of the Plan Year ending December 31, 2005 and shall not receive any Employer Contributions under the Plan for the remainder of the Plan Year ending December 31, 2005.

         2. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein. The Plan, as amended by this Amendment, is hereby ratified and confirmed.